EXHIBIT 11.1

                           CARRIAGE SERVICES, INC.
                      COMPUTATION OF PER SHARE EARNINGS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


    Earnings (loss) per share for 1995, 1996 and 1997 is calculated based on the weighted average number of common and common equivalent shares outstanding during each year as proscribed by SFAS 128. The following table sets forth the computation of the basic and diluted earnings (loss) per share for 1995, 1996 and 1997:

                                                                                     1995                1996                 1997
                                                                                   -------             -------             --------
Net income (loss) before extraordinary item ...........................            $(2,494)            $   207             $  4,491
Extraordinary item ....................................................               --                  (498)                (195)
                                                                                   -------             -------             --------
Net income (loss) .....................................................             (2,494)               (291)               4,296
Preferred stock dividends .............................................               --                  (622)                (890)
                                                                                   -------             -------             --------
Net income (loss) available to common
   stockholders for basic EPS computation .............................             (2,494)               (913)            $  3,406
Effect of dilutive securities .........................................               --                  --                   --
                                                                                   -------             -------             --------
Net income (loss) available to common
   stockholders for diluted EPS computation ...........................            $(2,494)            $  (913)            $  3,406
                                                                                   =======             =======             ========
Weighted average number of common shares
   outstanding for basic EPS computation ..............................              2,520               4,869               10,226
Effect of dilutive securities:
    Stock options .....................................................               --                  --                    259
                                                                                   -------             -------             --------
Weighted average number of common and
   common equivalent shares outstanding
   for diluted EPS computation ........................................              2,520               4,869               10,485
                                                                                   =======             =======             ========
Basic earnings per share
     Net income (loss) before extraordinary item ......................            $  (.99)            $  (.09)            $    .35
     Extraordinary item ...............................................               --                  (.10)                (.02)
                                                                                   -------             -------             --------
     Net income (loss) ................................................            $  (.99)            $  (.19)            $    .33
                                                                                   =======             =======             ========
Diluted earnings per share
     Net income (loss) before extraordinary item ......................            $  (.99)            $  (.09)            $    .34
     Extraordinary item ...............................................               --                  (.10)                (.02)
                                                                                   -------             -------             --------
     Net income (loss) ................................................            $  (.99)            $  (.19)            $    .32
                                                                                   =======             =======             ========